SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ----------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                           CURTISS-WRIGHT CORPORATION
-------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)



           Delaware                    1-134                    13-0612970
          -----------              --------------           -------------------
 (State or Other Jurisdiction     (Commission File            (IRS Employer
       of Incorporation)              Number)                Identification No.)



         1200 Wall Street West                           07071
         Lyndhurst, New Jersey
-------------------------------------                 -----------
(Address of principal executive offices)               (Zip Code)



        Securities to be registered pursuant to Section 12(b)of the Act:


    Title of each class to                   Name of each exchange on which
    be so registered                         each class is to be registered
   ------------------------                  ------------------------------
    Common Stock, Class B                       New York Stock Exchange
      $1.00 Par Value


        Securities to be registered pursuant to Section 12(g)of the Act:
        ----------------------------------------------------------------

                                     (None)

Item 1. Description of Registrant's Securities to be Registered

         The stockholders having approved all matters submitted to the vote of the stockholders at a Special Meeting of Stockholders held on October 26, 2001 (the "Special Meeting"), Curtiss-Wright Corporation (the "Corporation") has authorized (i) an aggregate of 22,500,000 shares of common stock, consisting of 11,250,000 shares of Common Stock ("Common Stock") and 11,250,000 shares of Class B Common Stock ("Class B Common Stock", and together with the Common Stock, the "Company Common Stock"), and (ii) an aggregate of 650,000 shares of preferred stock (the "Preferred Stock"). The par value of each share of Company Common Stock shall be $1.00 and the par value of each share of Preferred Stock shall be $0.01.

         The relative rights, powers, preferences, qualifications, limitations and restrictions of the Corporation's capital stock are as follows:

         Company Common Stock

         The Common Stock and Class B Common Stock are identical in all respects except as otherwise expressly described below.

(a) Cash Dividends. Subject to the rights and preferences of any outstanding series of Preferred Stock, the holders of Company Common Stock are entitled to receive dividends out of assets legally available therefor at such times and in such per share amounts as the Board of Directors may from time to time determine. Whenever a cash dividend is paid on the Company Common Stock, the same amount shall be paid in respect of each outstanding share of Common Stock and Class B Common Stock.

(b) Stock Dividends. If at any time a dividend is to be paid in shares of Company Common Stock, such stock dividend may be declared and paid only as follows: only Common Stock may be paid to holders of Common Stock and only Class B Common Stock may be paid to holders of Class B Common Stock. Whenever a stock dividend is paid, the same rate or ratio of shares shall be paid in respect of each outstanding share of Common Stock and Class B Common Stock.

(c) Property Dividends. If at any time a dividend is to be paid in rights to purchase shares of the capital stock of the Corporation (a "rights dividend"), then: (i) if the rights dividend is of rights that entitle the holder thereof to purchase shares of Common Stock (or shares of capital stock of the Corporation having voting rights equivalent to those of the Common Stock ("Equivalent Shares")) or Class B Common Stock (or shares of capital stock of the Corporation having voting rights equivalent to those of the Class B Common Stock ("Equivalent Class B Shares")) (whether initially or upon any adjustment thereunder), then only rights to acquire Common Stock or Equivalent Shares may be paid to holders of Common Stock and only rights to acquire Class B Common Stock or Equivalent Class B Shares may be paid to holders of Class B Common Stock; and (ii) if the rights dividend is of rights that entitle the holder thereof to purchase shares of capital stock of the Corporation other than Common Stock (or Equivalent Shares) or Class B Common Stock (or Equivalent Class B Shares) (whether initially or upon any adjustment thereunder), then the Board of Directors of the Corporation may pay such dividend of rights to the holders of Common Stock and Class B Common Stock in such manner as the Board of Directors may determine. Whenever any property dividend is paid, the same rate or ratio of rights, securities or other property shall be paid in respect of each outstanding share of Common Stock and Class B Common Stock.

(d) Stocks Splits, Subdivisions and Combinations. The Corporation will not subdivide, reclassify or combine any class of Company Common Stock without at the same time making a proportionate subdivision, reclassification or combination of the other class.

(e) Voting. The holders of Common Stock and Class B Common Stock shall vote together as a single class in all matters requiring the vote of holders of Company Common Stock with each share of Common Stock and Class B Common Stock having one vote, except that (i) the holders of each class shall vote as a separate class when required by law to do so and (ii) the holders of Company Common Stock shall vote in respect of directors as specified below.

         With respect to the election of directors, the holders of Class B Common Stock, voting separately as a class together with the holders of shares of any other class or series of stock which by its terms is entitled to vote with the Class B Common Stock for the election of directors (the Class B Common Stock, together with such other shares, the "Voting B Shares"), will be entitled to elect a number of directors that equals 80% of the authorized number of members of the Board of Directors (or, if such 80% is not a whole number, then the nearest higher whole number) (the "Class B Directors"). In the election of Class B Directors, each share of Class B Common Stock shall have one vote. The holders of Common Stock voting separately as a class together with the holders of shares of any other class or series of stock which by its terms is entitled to vote with the Common Stock for the election of directors (the Common Stock, together with such other shares, the "Voting Shares") will be entitled to elect the remaining members of the Board of Directors (the "Common Stock Directors"). In the election of Common Stock Directors, each share of Common Stock shall have one vote. The term "Special Voting Rights" means the different voting rights of the holders of Common Stock and the holders of Class B Common Stock with respect to the election of the applicable percentage of the authorized number of members of the Board of Directors as described above.

         The initial Common Stock Director shall be designated by a majority of the directors of the Corporation and the holders of Common Stock shall be entitled to vote for the election or replacement of such Common Stock Director at the next annual meeting.

         The initial Class B Directors shall be designated by a majority of the directors of the Corporation and the holders of Class B Common Stock shall be entitled to vote for the election or replacement of such Class B Directors at the next annual meeting.

         Any vacancy in a Common Stock directorship created by the death, resignation, retirement, disqualification, removal from office or other cause may be filled by the vote of the majority of the remaining Common Stock
Directors, and any vacancy in a Class B directorship created by the death, resignation, retirement, disqualification, removal from office or other cause may be filled by the vote of majority of the remaining Class B Directors. If there are no remaining directors in a particular class, the vacancy shall be filled by the stockholders entitled to vote for such class. If the Special Voting Rights have been eliminated, the vacancy shall be filled by the vote of the majority of directors, regardless of any quorum requirements. A director elected to fill a vacancy not resulting from an increase in the number of directors will have the same remaining term as that of the predecessor director.

         Unless the Special Voting Rights have been eliminated, all newly-created directorships resulting from an increase in the authorized number of directors shall be allocated between Common Stock Directors and Class B Directors, such that at all times the number of Class B Directors shall be 80% of the authorized number of directors (or, if such 80% is not a whole number, then the nearest higher whole number of directors) and the remaining directors shall be Common Stock Directors. Any director elected in accordance with the preceding sentence shall hold office until the next annual meeting or until his successor shall have been elected and qualified or until his earlier resignation or removal. No decrease in the authorized number of directors shall shorten the term of any incumbent director. Any newly-created Common Stock directorships must be filled by the vote of the majority of existing Common Stock Directors and any newly-created Class B directorship must be filled by the vote of the majority of existing Class B Directors. If there are no directors in a particular class, the vacancy shall be filled by the stockholders entitled to vote for such class. If the Special Voting Rights have been eliminated, the vacancy shall be filled by the vote of the majority of directors, regardless of any quorum requirements.

(f) Merger or Consolidation. The Corporation shall not enter into any consolidation, merger, reorganization or other combination, unless each holder of Common Stock and Class B Common Stock is entitled to receive with respect to each of their shares the identical kind and amount of consideration receivable upon such consolidation, merger, reorganization or other combination as each other holder of Common Stock and Class B Common Stock, except that in any such transaction consummated prior to the elimination of the Special Voting Rights, the holders of Common Stock and Class B Common Stock may each receive different kinds of shares of stock that differ to the extent and only to the extent that the Board of Directors determines in good faith that such shares differ with respect to the rights of holders of such shares to the same extent as the Common Stock and Class B Common Stock differ. (g) Liquidation. The holders of Common Stock and Class B Common Stock will participate equally per share in any liquidation, dissolution or winding up of the Corporation, without distinction between classes.

         Preferred Stock

         The Board of Directors has the authority, without further stockholder approval, to issue the Preferred Stock from time to time in one or more series, and to determine with respect to each such series the designation of and the number of shares comprising such series and the powers, preferences and relative, participating, optional or other rights, and the qualifications, limitations or restrictions, of such series.

         Restated Certificate of Incorporation and By-laws

         The provisions of the Corporation's Restated Certificate of Incorporation and By-laws summarized below may have the effect of delaying, deferring or preventing a change in control or acquisition of the Corporation by means of a tender offer, a proxy contest or otherwise.

(a) Board of Directors. The Restated Certificate of Incorporation provides that the Board of Directors shall consist of not less than five nor more than ten directors. The exact number of directors will be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the Board of Directors.

(b) Advance Notice Procedures. The Corporation's By-laws require that at any annual meeting of stockholders, the only nominations of persons for election to the board to be considered and business to be conducted will be the nominations made or business brought before the meeting (i) pursuant to the Corporation's notice of meeting, (ii) by or at the direction of the Corporation's Board of Directors or (iii) by a stockholder of the Corporation who is a stockholder of record at the time of giving of the notice provided for in the By-laws, who is entitled to vote at the meeting and who complies with the advance notice procedures. For nominations and other business to be properly brought before an annual meeting of stockholders pursuant to clause (iii) above, the stockholder must give written notice to the secretary of the Corporation not later than 90 days nor earlier than 120 days prior to the anniversary date of the immediately preceding annual meeting. If the date of the annual meeting is more than 30 days before or more than 70 days after the anniversary date of the immediately preceding meeting, the stockholder must give written notice not earlier than 120 days prior to the annual meeting and not later than the close of business on the later of the day that is 90 days prior to the annual meeting or 10 days following the date on which public announcement of the annual meeting is first given.

                  At any special meeting of the stockholders of Corporation, the only business that may be brought before the special meeting is the business specified in the notice of special meeting. Accordingly, the stockholders of the Corporation may not raise any other matters for consideration at a special meeting. With respect to an election of directors to be held at a special meeting of the stockholders as determined by the Corporation's notice of special meeting, a stockholder may make a nomination pursuant to notice given not earlier than 120 days prior to the special meeting and not later than the close of business on the later of the day that is 90 days prior to the special meeting or 10 days following the date on which public announcement of the special meeting is first made. The stockholder bringing a nomination or business must appear at the annual or special meeting of stockholders to present the nomination or business to be considered at the meeting.

(c) Special Meetings. The Restated Certificate of Incorporation and By-laws provide that special meetings of the stockholders of the Corporation may be called only by the Chairman, or in his absence by the President, by the Board of Directors, or by the Secretary at the request in writing of a majority of the Board of Directors and may not be called by the stockholders of the Corporation. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting.

(d) Action by Stockholders. The Restated Certificate of Incorporation and By-laws provide that any action required to be taken or which may be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be taken by written consent in lieu of a meeting.

(e) Supermajority Voting. The Restated Certificate of Incorporation and By-laws provide that the affirmative vote of the holders of record of at least 66 2/3% of the combined voting power of all of the outstanding stock of the company entitled to vote, voting together as a single class, shall be required to alter, amend, rescind or repeal any of the Corporation's By-laws or to alter, amend, rescind or repeal or to adopt any provision inconsistent with:

               the provision concerning the size of the board and the filling of board vacancies and newly created directorships;

               the provision concerning the inability of stockholders to call special meetings;

               the provision concerning the inability of stockholders to act by written consent; and

               the provision  requiring a 66 2/3% vote of  stockholders to amend
               the  By-laws  or  to  amend  the   provisions   of  the  Restated
               Certificate of Incorporation described above.

         Delaware Business Combination Statute

         Under the business combination statute of the Delaware General Corporation Law ("DGCL"), a corporation is generally restricted from engaging in a business combination with an interested stockholder for a three-year period following the time the stockholder became an interested stockholder. An interested stockholder is defined as a stockholder who, together with its affiliates or associates, owns, or who is an affiliate or associate of the corporation and within the prior three-year period did own, 15% or more of the corporation's voting stock. This restriction applies, unless:

               prior to the time the stockholder became an interested stockholder, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

               the interested stockholder owned at least 85% of the voting stock of the corporation, excluding specified shares, upon completion of the transaction which resulted in the stockholder becoming an interested stockholder; or

               at or subsequent to the time the stockholder became an interested stockholder, the business combination was approved by the board of directors of the corporation and authorized by the affirmative vote, at an annual or special meeting, and not by written consent, of at least 66 2/3% of the outstanding voting shares of the corporation, excluding shares held by that interested stockholder.

         A business combination generally includes:

               mergers, consolidations and sales or other dispositions of 10% or more of the assets of a corporation to or with an interested stockholders;

               transactions   resulting  in  the  issuance  or  transfer  to  an
               interested stockholder of any capital stock of the corporation or its subsidiaries, subject to certain exceptions;

               transactions having the effect of increasing the proportionate share of the interested stockholder in the capital stock of the corporation or its subsidiaries, subject to certain exceptions; and

               other transactions resulting in a disproportionate financial benefit to an interested stockholder.

         The provisions of the Delaware business combination statute do not apply to a corporation if, subject to certain requirements, the certificate of incorporation or by-laws of the corporation contain a provision expressly electing not to be governed by the provisions of the statute or the corporation does not have voting stock listed on a national securities exchange, authorized for quotation on the NASDAQ stock market or held of record by more than 2,000 stockholders.

         The Corporation has not adopted any provision in the Restated Certificate of Incorporation or By-laws electing not to be governed by this section of the Delaware business combination statute. As a result, the statute is applicable to business combinations involving the Corporation.

         Limitations on Directors' Liability

         The Restated Certificate of Incorporation provides that, to the fullest extent permitted by the DGCL, no director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. The Restated Certificate of Incorporation also provides that each current or former director, officer or employee of the Corporation, or each such person who is or was serving or who had agreed to serve at the request of the Corporation as a director, officer, employee or representative of another corporation, or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, will be indemnified by the Corporation to the full extent permitted by the DGCL, as the same exists or may in the future be amended.

         Listing

         The Class B Common Stock has been approved for listing on the New York Stock Exchange, subject to official notice of issuance, under the symbol "CWB".

Item 2. Exhibits

         A. Proposed Restated Certificate of Incorporation (as approved at the Special Meeting).

         B. Proposed Restated Bylaws of the Corporation (as approved at the Special Meeting).

         C. Form of stock certificate for Class B Common Stock.


                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                               CURTISS-WRIGHT CORPORATION

DATED: November 2, 2001                        By: /s/ Robert A. Bosi
                                               Name:   Robert A. Bosi
                                               Title:  Vice President - Finance

                                                                       Exhibit A

                                PROPOSED RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                           CURTISS-WRIGHT CORPORATION

              The original Certificate of Incorporation of Curtiss-Wright Corporation was filed with the Secretary of State of the State of Delaware on August 9, 1929. This Restated Certificate of Incorporation, which further amends and restates the certificate of incorporation as heretofore amended and restated, was duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware ("DGCL").

1. The name of the Corporation is CURTISS-WRIGHT CORPORATION.

2. The  registered  office of the  Corporation  in the State of Delaware is 1209
Orange Street, in the City of Wilmington and County of New Castle. The registered agent at said address is the Corporation Trust Company.

3. The nature of the business and purposes to be conducted and promoted are to engage in any lawful act or activity for which corporations may be organized under the DGCL.

4. Authorized Stock. The Corporation is authorized to issue three classes of stock. The total number of shares which the Corporation is authorized to issue is Twenty-Three Million One Hundred Fifty Thousand (23,150,000) shares, of which Eleven Million Two Hundred Fifty Thousand (11,250,000) shares shall be designated Common Stock, par value $1 per share (the "Common Stock"), Eleven Million Two Hundred Fifty Thousand (11,250,000) shares shall be designated Class B Common Stock, par value $1 per share (the "Class B Common Stock" and, together with the Common Stock, the "Corporation Common Stock"), and Six Hundred Fifty Thousand (650,000) shares shall be designated Preferred Stock, par value $.01 per share (the "Preferred Stock"). The authorized number of shares of any such class or classes of stock may be increased or decreased by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote irrespective of Section 242(b)(2) of the DGCL or any successor provision thereto.

5. Preferred Stock. The Board of Directors of the Corporation is hereby authorized from time to time to provide by resolution for the issuance of shares of Preferred Stock in one or more series and to determine with respect to each such series the designation of and the number of shares comprising such series and the powers, preferences and relative, participating, optional or other rights, and the qualifications, limitations or restrictions, of such series.

6. Common Stock. The Common Stock and the Class B Common Stock shall be identical in all respects, except as otherwise provided by law or expressly provided herein. The relative powers, preferences, rights, qualifications, limitations and restrictions of the shares of Common Stock and Class B Common Stock shall be as follows:

     (a) Cash Dividends. Subject to the rights and preferences of any outstanding series of Preferred Stock, and except as otherwise provided for herein, the holders of Common Stock and Class B Common Stock are entitled to receive dividends out of assets legally available therefor at such times and in such per share amounts as the Board of Directors may from time to time determine; provided that whenever a cash dividend is paid, the same amount shall be paid in respect of each outstanding share of Common Stock and Class B Common Stock.

     (b) Stock Dividends. If at any time a dividend is to be paid in shares of Common Stock or shares of Class B Common Stock (a "stock dividend"), such stock dividend may be declared and paid only as follows: only Common Stock may be paid to holders of Common Stock and only Class B Common Stock may be paid to holders of Class B Common Stock. Whenever a stock dividend is paid, the same rate or ratio of shares shall be paid in respect of each outstanding share of Common Stock and Class B Common Stock.

     (c) Property Dividends. If at any time a dividend is to be paid in rights to purchase shares of the capital stock of the Corporation (a "rights dividend"), then: (i) if the rights dividend is of rights that entitle the holder thereof to purchase shares of Common Stock (or shares of capital stock of the Corporation having voting rights equivalent to those of the Common Stock ("Equivalent Shares")) or Class B Common Stock (or shares of capital stock of the Corporation having voting rights equivalent to those of the Class B Common Stock ("Equivalent Class B Shares")) (whether initially or upon any adjustment thereunder), then only rights to acquire Common Stock or Equivalent Shares may be paid to holders of Common Stock and only rights to acquire Class B Common Stock or Equivalent Class B Shares may be paid to holders of Class B Common Stock; and (ii) if the rights dividend is of rights that entitle the holder thereof to purchase shares of capital stock of the Corporation other than Common Stock (or Equivalent Shares) or Class B Common Stock (or Equivalent Class B Shares) (whether initially or upon any adjustment thereunder), then the Board of Directors of the Corporation may pay such dividend of rights to the holders of Common Stock and Class B Common Stock in such manner as the Board of Directors may determine. Whenever any property dividend is paid, the same rate or ratio of rights, securities or other property shall be paid in respect of each outstanding share of Common Stock and Class B Common Stock.

     (d) Stock Subdivisions and Combinations. The Corporation shall not subdivide, reclassify or combine stock of any class of Corporation Common Stock without at the same time making a proportionate subdivision, reclassification or combination of shares of the other class.

     (e) Voting. Voting power shall be divided between the classes of stock as follows:

          (i) Subject to Article 6(e)(ii), in the election of directors holders of Class B Common Stock, voting separately as a class together with the holders of shares of any other class or series of stock which by its terms is entitled to vote with the Class B Common Stock for the election of directors (the Class B Common Stock, together with such other shares, the "Voting B Shares"), shall be entitled to elect that number of directors which constitutes 80% of the authorized number of members of the Board of Directors (or, if such 80% is not a whole number, then the nearest higher whole number) (the "Class B Common Stock Directors"). Each share of Class B Common Stock shall have one vote in the election of the Class B Common Stock Directors. Subject to Article 6(e)(ii), holders of Common Stock, voting separately as a class together with the holders of shares of any other class or series of stock which by its terms is entitled to vote with the Common Stock for the election of directors (the Common Stock, together with such other shares, the "Voting Shares"), shall be entitled to elect the remaining directors (the "Common Stock Directors"). Each share of Common Stock shall have one vote in the election of such directors. The initial Common Stock Director shall be designated by a majority of the directors of the Corporation as of the effectiveness of this Restated Certificate of Incorporation, and the holders of Voting Shares, voting separately as a class, shall be entitled to vote for the election or replacement of such Common Stock Director at the next annual meeting of stockholders. The initial Class B Directors shall be designated by a majority of the directors of the Corporation as of the effectiveness of this Restated Certificate of Incorporation, and the holders of the Voting B Shares, voting separately as a class, shall be entitled to vote for the election or replacement of such Class B Directors at the next annual meeting of stockholders. For purposes of this Article 6(e)(i), references to the authorized number of members of the Board of Directors shall not include any directors which the holders of any shares of any series of Preferred Stock have the right to elect voting separately as one or more series.

          (ii) For purposes of this Article 6(e)(ii), "Special Voting Rights" means the different voting rights of the holders of Common Stock, on the one hand, and the holders of Class B Common Stock, on the other hand, with respect to the election of the applicable percentage of the authorized number of members of the Board of Directors as described in Article 6(e)(i). If approved by the Board of Directors, at any annual or special meeting of stockholders of the Corporation, a majority of the outstanding shares of the Common Stock and Class B Common Stock, voting together as a class, may vote to eliminate the Special Voting Rights (the "Elimination Vote"), in which case the Special Voting Rights provided for in Article 6(e)(i) shall have no further force or effect, and thereafter holders of the Corporation Common Stock shall have equal voting rights in all respects, except as otherwise required by law, and shall be entitled to elect the total authorized number of members of the Board of Directors voting together (along with the holders of any other Voting Stock (as defined below)) as a single class. "Voting Stock" shall mean the Common Stock, the Class B Common Stock and the shares of any class or series of stock which by its terms is entitled to vote with the Common Stock or the Class B Common Stock for the election of directors.

          (iii) Unless the Special Voting Rights have been eliminated in accordance with Article 6(e)(ii), all newly-created directorships resulting from an increase in the authorized number of directors shall be allocated between Common Stock Directors and Class B Directors such that at all times the number of Class B Common Stock directorships shall be 80% of the authorized number of members of the Board of Directors (or, if such 80% is not a whole number, then the nearest higher whole number) and the remaining directorships shall be Common Stock directorships.

          (iv) Except as otherwise specified herein or required by law, the holders of Common Stock and Class B Common Stock shall in all matters not otherwise specified in this Article 6(e) vote together as one class, with each share of Common Stock and Class B Common Stock having one vote.

     (f) Merger or Consolidation. The Corporation shall not enter into any consolidation of the Corporation with one or more other corporations, a merger of the Corporation with another corporation, a reorganization of the Corporation or other similar combination of the Corporation with one or more third parties, unless each holder of a share of Common Stock or Class B Common Stock is entitled to receive with respect to such share the same kind and amount of shares of stock and other securities and property (including cash) receivable upon such consolidation, merger, reorganization or other combination as each other holder of a share of Common Stock and Class B Common Stock; provided that, in any such transaction consummated prior to the Elimination Vote, the holders of shares of Common Stock and Class B Common Stock may each receive different kinds of shares of stock that differ to the extent and only to the extent that the Board of Directors determines in good faith that such shares differ with respect to the rights of holders of such shares to the same extent as the Common Stock and Class B Common Stock differ as provided herein.

     (g) Liquidation. In the event of any liquidation, dissolution or winding up of the Corporation, the holders of the Common Stock and Class B Common Stock shall participate equally per share in any distribution to stockholders, without distinction between classes.

7. The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and for the purpose of creating, defining, limiting and regulating the powers of the Corporation and its directors and stockholders:

     (a) Except as otherwise fixed pursuant to Article 5 of this Restated Certificate of Incorporation relating to the rights of the holders of any one or more series of Preferred Stock issued by the Corporation acting separately as one or more series to elect, under specified circumstances, directors at an annual or special meeting of stockholders, the Board of Directors shall consist of not less than five nor more than ten persons, the exact number to be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the Board of Directors. A director need not be a stockholder. The election of directors of the Corporation need not be by ballot unless the By-Laws so require.

     (b) Subject to Articles 7(d) and 7(e), any vacancy on the Board of Directors that results from an increase in the number of directors may be filled by a majority of the directors then in office and any other vacancy occurring in the Board of Directors may be filled by a majority of the Board of Directors then in office, even if less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his predecessor.

     Whenever the holders of any one or more series of Preferred Stock issued by the Corporation shall have the right, voting separately as a series or together as series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Restated Certificate of Incorporation applicable thereto.

     (c) The Board of Directors may, by resolution or resolutions, passed by a majority of the whole Board, designate one or more committees, each committee to consist of two or more of the directors of the Corporation, which to the extent permitted by law and provided in said resolution or resolutions or in the By-Laws of the Corporation shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation and may have the power to authorize the seal of the Corporation to be affixed to all papers which require it. Such committee or committees shall have such name or names as may be stated in the By-Laws of the Corporation, or as may be determined from time to time by resolution adopted by the Board of Directors.

     (d) Any vacancy in the office of a director created by the death, resignation, retirement, disqualification, removal from office of a director or other cause, elected by (or appointed on behalf of) the holders of the Voting B Shares, on the one hand, or the holders of the Voting Shares, on the other hand, as the case may be, shall be filled by the vote of the majority of the directors (or the sole remaining director) elected by (or appointed on behalf of) such holders of Voting B Shares, on the one hand, or Voting Shares, on the other hand, as the case may be, unless there are no such directors in such class, in which case such vacancy shall be filled by the holders of the Voting B Shares or Voting Shares, respectively, or unless the Elimination Vote shall have occurred, in which case such vacancy shall be filled by the vote of the majority of the directors (or the sole remaining director) then in office, even if less than a quorum, regardless of any quorum requirements set out in the By-Laws.

     (e) Unless the Elimination Vote shall have occurred, all newly-created directorships resulting from an increase in the authorized number of directors shall be allocated pursuant to Article 6(e)(iii). Once such newly-created directorships have been allocated as Common Stock Directors or Class B Directors, such newly-created directorships shall be filled by the vote of the majority of the directors in such class (or the sole remaining director in such class), as the case may be, unless there are no such directors in such class, in which case such vacancy shall be filled by the holders of the Voting Shares or Voting B Shares, respectively, or unless the Elimination Vote shall have occurred, in which case such vacancy shall be filled by the vote of the majority of the directors (or the sole remaining director) then in office, even if less than a quorum, regardless of any quorum requirements set out in the By-Laws. Any director elected in accordance with the preceding sentence shall hold office until the next annual meeting or until his successor shall have been elected and qualified or until his earlier resignation or removal. No decrease in the number of authorized directors constituting the entire Board of Directors shall shorten the term of any incumbent director.

8. To the fullest extent permitted by the DGCL as it presently exists or may hereafter be amended, no director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Neither the amendment nor repeal of this Article 8, nor the adoption of any provision of the Restated Certificate of Incorporation of the Corporation inconsistent with this Article 8, shall eliminate or reduce the effect of this Article 8 in respect of any act or omission of any director of the Corporation or any matter occurring, or any cause of action, suit or claim that, but for this Article 8, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

9. (a) Each person who was or is made a party or is threatened to be made a party to or is involved in any claim, action, suit or proceeding, whether civil, criminal, administrative, investigative or other (hereinafter a "proceeding"), by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a director, officer or employee of the Corporation or is or was serving in the course of such employment, or at the request of the Corporation, as a director, officer, employee or representative of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action or inaction in an official capacity as such a director, officer, employee or representative or in any other capacity while serving as such a director, officer, employee or representative, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, as it presently exists or may hereafter be amended, against all expense, liability and loss (including attorneys' fees, judgments, fines, excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or representative and shall inure to the benefit of such person's heirs, executors, administrators and other legal representatives; provided, however that, except as provided in paragraph (b) of this Article 9, the Corporation shall indemnify any such person seeking indemnification in connection with such a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof), or the initiation thereof, was authorized or approved by the Corporation. The Corporation shall pay the expenses (including attorneys' fees) incurred by such a person described in the preceding sentence (but subject to the proviso thereto) in defending any proceeding in advance of its final disposition, provided, that, to the extent required by law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by such person to repay all amounts advanced if it should be ultimately determined that such person is not entitled to be indemnified under this Article 9 or otherwise.

     (b) If a claim under paragraph (a) of this Article 9 is not paid in full by the Corporation within thirty (30) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the requirements of the Delaware General Corporation Law have been complied with by the claimant) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because the claimant has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard or conduct, shall be a defense to the action or create the presumption that the claimant has not met the applicable standard of conduct.

     (c) The rights conferred by this Article 9 shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of this Restated Certificate of Incorporation of the Corporation, By-Law, Agreement, vote of stockholders or disinterested directors or otherwise.

     (d) The Corporation may maintain insurance, at its expense, to protect itself, its subsidiary and affiliated corporations, and any such director, officer, employee or representative of the Corporation or other corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

10. Except as otherwise fixed pursuant to the provisions of Article 5 of this Restated Certificate of Incorporation relating to the rights of the holders of any one or more series of Preferred Stock issued by the Corporation to call an annual or special meeting of stockholders, special meetings of the stockholders of the Corporation may be called only by the Chairman, or in his absence by the President, by the Board of Directors, or by the Secretary at the request in writing of a majority of the Board of Directors and may not be called by the stockholders of the Corporation.

11. Any action required to be taken or which may be taken by the holders of the Corporation Common Stock must be effected at a duly called annual or special meeting of such holders and may not be taken by written consent in lieu of a meeting.

12. The Board of Directors shall have the power to adopt, alter, amend and repeal the By-Laws of the Corporation, in any manner not inconsistent with the laws of the State of Delaware, subject to the power of the stockholders to adopt, amend or repeal the By-Laws. Notwithstanding anything else contained in this Restated Certificate of Incorporation or the By-Laws to the contrary, the affirmative vote of the holders of record of at least 66 2/3% of the combined voting power of all of the outstanding stock of the company entitled to vote in respect thereof, voting together as a single class, shall be required (A) to alter, amend, rescind or repeal Article 7, Article 10, Article 11 or this
Article 12 of this Restated Certificate of Incorporation or to adopt any provision inconsistent therewith or (B) in order for the stockholders to adopt, alter, amend, rescind or repeal any By-Laws of the Corporation.

13. Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of
Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this
Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

                                                                       Exhibit B
                               PROPOSED BY - LAWS
                                       OF
                           CURTISS-WRIGHT CORPORATION

                                   ARTICLE I.

                                    OFFICES.

                  SECTION  1.  Registered   Office.  The  registered  office  of
Curtiss-Wright Corporation (hereinafter called the Corporation) in the State of Delaware, shall be in the City of Wilmington, County of New Castle.

                  SECTION 2. Other Offices. The Corporation may also have an office or offices at such other place or places either within or without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation require.


                                   ARTICLE II.

                            MEETING OF STOCKHOLDERS.

                  SECTION 1. Place of Meetings. All meetings of the stockholders for the election of directors or for any other purpose shall be held at such place either within or without the State of Delaware as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

                  SECTION 2. Annual Meetings. The annual meeting of the stockholders for the election of directors and for the transaction of such other proper business as may come before the meeting shall be held on a date and at a time as may be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

                   SECTION 3. Special Meetings. A special meeting of the stockholders for any purpose or purposes, unless otherwise prescribed by statute, may be called only by the Chairman, or in his absence by the President, by the Board of Directors, or by the Secretary at the request in writing of a majority of the Board of Directors and may not be called by the stockholders of the Corporation.

                  SECTION 4. Notice of Meetings. Except as otherwise provided by statute, notice of each meeting of the stockholders, whether annual or special, shall be given not less than ten days nor more than sixty days before the day on which the meeting is to be held, to each stockholder of record entitled to vote at such meeting by delivering a written or printed notice thereof to him personally, or by mailing such notice in a postage prepaid envelope addressed to him at his post office address furnished by him to the Secretary of the Corporation for such purpose, or, if he shall not have furnished to the Secretary of the Corporation his address for such purpose, then at his post office address as it appears on the records of the Corporation, or by transmitting a notice thereof to him as otherwise permitted by law. Except where expressly required by law, no publication of any notice of a meeting of stockholders shall be required. Every such notice shall state the place, date and hour of the meeting and, in the case of special meetings, the purpose or purposes for which the meeting is called. Notice of any meeting of stockholders shall not be required to be given to any stockholder who shall attend such meeting in person or by proxy except as otherwise provided by statute; and if any stockholder shall in person or by attorney thereunto authorized, waive notice of any meeting, whether before or after such meeting be held, notice thereof need not be given to him. Notice of any adjourned meeting of the stockholders shall not be required to be given, except when expressly required by law. Notice of any meeting of stockholders as herein provided shall not be required to be given to any stockholder where the giving of such notice is prohibited or is rendered impossible by the laws of the United States of America.

                  SECTION 5. List of Stockholders. It shall be the duty of the Secretary or other officer who shall have charge of the stock ledger either directly or through a transfer agent appointed by the Board of Directors, to prepare and make, at least ten days before every meeting of stockholders, complete lists of the stockholders entitled to vote thereat, arranged in alphabetical order, and showing the address of each stockholder, the holders of each class of stock appearing separately, and indicating the number of shares held by each, certified by the Secretary or Transfer Agent. Such lists shall be open to the examination of any stockholder for any purpose germane to the meeting as required by the Delaware General Corporation Law, and shall be produced and kept at the time and place of the meeting during the whole time thereof, and subject to the inspection of any stockholder who may be present. Upon the willful neglect or refusal of the directors to produce such lists at any meeting, they shall be ineligible to any office at such meeting. The original or a duplicate stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, such lists, or the books of the Corporation or to vote in person or by proxy at such meeting.

                  SECTION 6. Quorum. At each meeting of the stockholders, the holders of not less than a majority of the issued and outstanding stock of the Corporation present either in person or by proxy and entitled to vote at such meeting shall constitute a quorum except where otherwise provided by law or by the Restated Certificate of Incorporation or these by-laws. In the absence of a quorum, the stockholders of the Corporation present in person or by proxy and entitled to vote, by majority vote, or, in the absence of any stockholders, any officer entitled to preside or act as Secretary at such meeting, shall have the power to adjourn the meeting from time to time, until stockholders holding the requisite amount of stock shall be present or represented. At any such adjourned meeting at which a quorum may be present any business may be transacted which might have been transacted at the meeting as originally called. The absence from any meeting of the number required by the laws of the State of Delaware or by the Restated Certificate of Incorporation of the Corporation or by these by-laws for action upon any given matter shall not prevent action at such meetings upon any other matter or matters which may properly come before the meeting, and if the holders of not less than a majority of the issued and outstanding stock of the Corporation entitled to vote at that time upon such other matter or matters shall be present either in person or by proxy at such meeting, a quorum for the consideration of such other matter or matters shall be present and the meeting may proceed forthwith and take action upon such other matter or matters.

                  SECTION 7. Organization. The Chairman or, in his absence, the President, or, in the absence of both of them, any Vice President present, shall call meetings of the stockholders to order and shall act as Chairman thereof. In the absence of all of the foregoing officers, the holders of a majority in interest of the stock present in person or by proxy and entitled to vote may elect any stockholder of record present and entitled to vote to act as Chairman of the meeting until such time as any one of the foregoing officers shall arrive, whereupon he shall act as Chairman of the meeting. The Secretary or, in his absence, an Assistant Secretary shall act as secretary at all meetings of the stockholders. In the absence from any such meeting of the Secretary and the Assistant Secretary or Secretaries, the Chairman may appoint any person present to act as secretary of the meeting. Such person shall be sworn to the faithful discharge of his duties as such secretary of the meeting before entering thereon.

                  SECTION 8.  Notice of Stockholder Business and Nominations.

                  (a)      Annual Meetings of Stockholders.

                  (i) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders only (A) pursuant to the Corporation's notice of meeting (or any supplement thereto), (B) by or at the direction of the Board of Directors or (C) by any stockholder of the Corporation who was a stockholder of record of the Corporation at the time the notice provided for in this Section 8 is delivered to the Secretary of the Corporation, who is entitled to vote at a meeting and who complies with the notice procedures set forth in this Section 8.

                  (ii) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (C) of paragraph
(i) of this Section 8, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and any such proposed business other than the nominations of persons for election to the Board of Directors must constitute a proper matter for stockholder action. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the ninetieth day nor earlier than the close of business on the one hundred twentieth day prior to the first anniversary of the preceding year's annual meeting (provided, however, that in the event that the date of the annual meeting is more than thirty days before or more than seventy days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the one hundred twentieth day prior to such annual meeting and not later than the close of business on the later of the ninetieth day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made by the Corporation). In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder's notice as described above. Such stockholder's notice shall set forth: (A) as to each person whom the stockholder proposes to nominate for election as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (and such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (B) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the by-laws of the Corporation, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (C) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner, the class and number of shares of capital stock of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner, a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, and a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (x) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation's outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (y) otherwise to solicit proxies from stockholders in support of such proposal or nomination. The foregoing notice requirements shall be deemed satisfied by a stockholder if the stockholder has notified the Corporation of his or her intention to present a proposal at an annual meeting in compliance with Rule 14a-8 (or any successor thereof) promulgated under the Exchange Act and such stockholder's proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting. The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation.

                  (iii) Notwithstanding anything in the second sentence of paragraph (a)(ii) of this Section 8 to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation at an annual meeting is increased and the stockholders of the Corporation are entitled to fill such vacancies in accordance with the Restated Certificate of Incorporation and these by-laws and there is no public announcement by the Corporation naming the nominees for the additional directorships at least one hundred days prior to the first anniversary of the preceding year's annual meeting, and a stockholder's notice required by this Section 8 shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the Corporation.

                      (b) Special Meetings of Stockholders.

                  Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation's notice of meeting (x) by or at the direction of the Board of Directors or (y) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time the notice provided for in this Section 8 is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting and upon such election and who complies with the notice procedures set forth in this Section 8. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation's notice of meeting, if the stockholder's notice required by paragraph (a)(ii) of this Section 8 shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth day prior to such special meeting and not later than the close of business on the later of the ninetieth day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder's notice as described above.

                  (c)      General.

                  (i) Only such persons who are nominated in accordance with the procedures set forth in this Section 8 shall be eligible to be elected at an annual or special meeting of stockholders of the Corporation to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 8. Except as otherwise provided by law, the chairman of the meeting shall have the power and duty (A) to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 8 (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such stockholder's nominee or proposal in compliance with such stockholder's representation as required by clause (a)(ii)(C)(4) of this Section 8 and (B) if any proposed nomination or business was not made or proposed in compliance  with  this  Section  8, to  declare  that such  nomination  shall be disregarded or that such proposed business shall not be transacted. Notwithstanding the foregoing provisions of this Section 8, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation.

                  (ii) For purposes of this Section 8, "public announcement" shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

                  (iii) Notwithstanding the foregoing provisions of this Section 8, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 8. Nothing in this Section 8 shall be deemed to affect any rights (A) of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act or (B) of the holders of any series of Preferred Stock to elect directors pursuant to any applicable provisions of the Restated certificate of incorporation.

                  SECTION 9. Voting. Each stockholder of the Corporation shall, except as otherwise provided by statute or in these by-laws or in the Restated Certificate of Incorporation of the Corporation, at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock of the Corporation registered in his name on the books of the Corporation on the date fixed pursuant to Section 6 of Article VII of these by-laws as the record date for the determination of stockholders entitled to vote at such meeting. Persons holding in a fiduciary capacity stock having voting rights shall be entitled to vote the shares so held, and persons whose stock having voting rights is pledged shall be entitled to vote, unless in the transfer by the pledgor on the books he shall have expressly empowered the pledgee to vote thereon, in which case only the pledgee, or his proxy, may represent said stock and vote thereon. Any vote on stock may be given by the stockholder entitled thereto in person or by his proxy; provided, however, that no proxy shall be voted on after three years from its date unless said proxy provides for a longer period. At all meetings of the stockholders, all matters (except those specified in Section 4 of Article III and Article XI of these by-laws, and except also in special cases where other provision is made by statute, and except as otherwise provided in the Restated Certificate of Incorporation) shall be decided by the vote of a majority in interest of the stockholders present in person or by proxy and entitled to vote thereat, a quorum being present. Except as otherwise provided by statute, the vote on any question need not be by ballot. On a vote by ballot each ballot shall be signed by the stockholder voting, or in his name by his proxy if there be such proxy, and shall state the number of shares voted by him.

                  SECTION 10. Inspectors of Election. On each matter or election at each meeting of the stockholders where a vote by ballot is taken, the proxies and ballots shall be received and be taken in charge, and all questions touching the qualification of voters and the validity of proxies and the acceptance or rejection of votes, shall be decided by two inspectors of election who shall be appointed by the Chairman of such meeting. The inspectors of election need not be stockholders. No candidate for the office of director shall act as inspector at any election of directors. Inspectors shall count and ascertain the number of shares voted; and shall declare the result of the election or of the voting as the case may be; and shall make out a certificate accordingly, stating the number of shares issued and outstanding and entitled to vote at such election or on such matters and the number of shares voted and how voted. Inspectors shall be sworn to faithfully perform their duties and shall certify to the returns in writing. They shall hold office from the date of their appointment until their successors shall have been appointed and qualified.

                                  ARTICLE III.

                               BOARD OF DIRECTORS.

                  SECTION 1. General Powers. The property, affairs and business of the Corporation shall be managed by or under the direction of the Board of Directors.

                  SECTION 2. Number, Qualifications and Terms of Office. The Board of Directors shall consist of not less than five nor more than ten persons, the exact number to be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the Board of Directors. Directors need not be stockholders. The directors shall be elected as provided in the Restated Certificate of Incorporation and each director shall hold office until his successor shall have been elected and shall qualify, or until his death or until he shall resign or shall have been removed.

                  SECTION 3.        [RESERVED]

                  SECTION 4. Election of Directors. Except as otherwise provided in the Restated Certificate of Incorporation, directors shall be elected by a plurality of the votes cast by the stockholders entitled to vote for the election of such directors.

                  SECTION 5. Quorum and Manner of Acting. Except as otherwise provided by statute, the Restated Certificate of Incorporation or these by-laws, one-third of the whole Board of Directors (but not less than three) shall be required to constitute a quorum for the transaction of business at any meeting, and the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum, a majority of the directors present may adjourn any meeting from time to time until a quorum be had. Notice of any adjourned meeting need be given only to those directors who were not present at any meeting at which the adjournment was taken, provided the time and place of the adjourned meeting were announced at the meeting at which the adjournment was taken. The directors shall act only as a board and the individual directors shall have no power as such.

                  SECTION 6. Place of Meeting, etc. The Board of Directors may hold its meetings, at such place or places within or without the State of Delaware as the Board of Directors may from time to time determine or as shall be specified or fixed in the respective notices or waivers of notice thereof.

                  SECTION 7. First Meeting. After each annual election of directors and within a reasonable time thereafter, the Board of Directors shall meet for the purpose of organization, the election of officers and the transaction of other business at such hours and place as shall be convenient. Notice of such meeting shall be given as hereinafter provided for special meetings of the Board of Directors or in a consent and waiver of notice thereof signed by all the directors.

                  SECTION 8. Regular Meetings. Regular meetings of the Board of Directors shall be held at such place and at such times as the Board of Directors shall from time to time by resolution determine or as shall be specified in the Notice of Meeting. If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting which would otherwise be held on that day shall be held at the same hour on the next succeeding business day not a legal holiday. Notice of the regular meetings need not be given.

                  SECTION 9. Special Meetings; Notice. Special meetings of the Board of Directors shall be held whenever called by the Chairman, the President or by one of the directors. Notice of each such meeting shall be mailed to each director, addressed to him at his residence or usual place of business, at least two days before the day on which the meeting is to be held, or shall be sent to him at such place by telegraph, cable, telex, facsimile transmitter, e-mail or other electronic transmission, or be delivered personally or by telephone, not later than the day before the day on which the meeting is to be held. Every such notice shall state the time and place of the meeting but need not state the purpose thereof except as otherwise in these by-laws or by statute expressly provided. Notice of any meeting of the Board of Directors need not be given to any director, however, if waived by him in writing or by telegraph, cable, telex, facsimile transmitter, e-mail or other electronic transmission, whether before or after such meeting be held or, except as otherwise provided by law, if he shall be present at the meeting; and, except as otherwise provided by law, any meeting of the Board of Directors shall be a legal meeting without any notice thereof having been given if all of the directors shall be present thereat.

                  SECTION 10. Organization. At each meeting of the Board of Directors, the Chairman or, in his absence, the President, or, in the absence of both of them, a director chosen by a majority of the directors present shall act as Chairman. The Secretary or, in his absence, an Assistant Secretary or, in the absence of both the Secretary and Assistant Secretaries, any person appointed by the Chairman shall act as secretary of the meeting.

                  SECTION 11. Order of Business. At all meetings of the Board of Directors business shall be transacted in the order determined by the Board of Directors.

                  SECTION 12. Resignations. Any director of the Corporation may resign at any time by giving notice in writing or by electronic transmission to the Chairman, the President or to the Secretary of the Corporation. The resignation of any director shall take effect at the time of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

                  SECTION 13.       Vacancies.

                  (a) Vacancies in the Board of Directors shall be filled in accordance with the Restated Certificate of Incorporation.

                  (b) A director who resigns, retires, or does not stand for reelection may, in the discretion of the Board of Directors, be elected a Director Emeritus. A Director Emeritus shall receive reimbursement for reasonable expenses for attendance at meetings of the Board to which he is invited. Such attendance shall be in a consulting capacity and he shall not be entitled to vote or have any duties or powers of a Director of the Corporation.

                  SECTION 14. Regular Stipulated Compensation and Fees. Each director shall be paid such regular stipulated compensation, if any, as shall be fixed by the Board of Directors and/or such fee, if any, for each meeting of the Board of Directors which he shall attend as shall be fixed by the Board of Directors and in addition such transportation and other expenses actually incurred by him in connection with services to the Corporation.

                  SECTION 15. Action by Consent. Any action required or permitted to be taken by the Board of Directors or any Committee thereof may be taken without a meeting if all members of the Board of Directors or such Committee, as the case may be, consent thereto in writing, or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the minutes of the proceedings of the Board of Directors or such Committee, as the case may be.

                  SECTION 16. Telephonic Meeting. Unless restricted by the Certificate of Incorporation, any one or more members of the Board of Directors or any Committee thereof may participate in a meeting of the Board of Directors or such Committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation by such means shall constitute presence in person at a meeting.

                                   ARTICLE IV.

                                   COMMITTEES.

                  SECTION 1. Committees. The Board of Directors may by resolution or resolutions, passed by a majority of the whole Board, designate one or more Committees, each Committee to consist of two or more of the directors of the Corporation, which, to the extent permitted by law and provided for in said resolution or resolutions or in these by-laws, shall have and may exercise the powers of the Board in the management of the business and affairs of the Corporation. Such committees shall have such name or names as may be stated in these by-laws, or as may be determined from time to time by resolution adopted by the Board. The Committee or Committees appointed by the Board shall be subject to the supervision and direction of the Board of Directors.

                  In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member.

                  SECTION 2. Term of Office and Vacancies. Each member of a Committee shall continue in office until a director to succeed him shall have been elected and shall have qualified, or until his death or until he shall have resigned or shall have been removed. Any vacancy in a Committee shall be filled by the vote of a majority of the whole Board of Directors at any regular or special meeting thereof.

                  SECTION 3. Organization. Except as otherwise provided in these by-laws, the Chairman of each Committee shall be designated by the Board of Directors. The Chairman of each Committee may designate a secretary of each such Committee. In the absence from any meeting of any Committee of its Chairman or its secretary such Committee shall appoint a temporary Chairman or secretary, as the case may be, of the meeting unless otherwise provided in these by-laws. Each Committee shall keep a record of its acts and proceedings and report the same from time to time to the Board of Directors.

                  SECTION 4. Resignations. Any member of a Committee may resign at any time by giving notice in writing or by electronic transmission to the Chairman, President or Secretary of the Corporation. Such resignation shall take effect at the time of the receipt of such notice or at any later time specified therein, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

                  SECTION 5. Removal. Any member of a Committee may be removed from such Committee with or without cause at any time by the affirmative vote of a majority of the whole Board of Directors given at any regular meeting or at any special meeting called for the purpose.

                  SECTION 6. Meetings. Regular meetings of each Committee, of which no notice shall be necessary, shall be held on such days and at such place as shall be fixed by a resolution adopted by the vote of a majority of all the members of such Committee. Special meetings of each Committee may be called by the Chairman of such Committee or by the Chairman, President or Secretary of the Corporation. Notice of each special meeting of the Committee shall be sent by mail to each member thereof, addressed to him at his residence or usual place of business, not later than the day before the day on which the meeting is to be held, or shall be sent to each such member by telegraph, cable, telex, facsimile transmitter, e-mail or other electronic transmission, or delivered to him personally or by telephone, not less than three (3) hours before the time set for the meeting. Every such notice shall state the time and place, but need not state the purposes, of the meeting except as otherwise in these by laws or by statute expressly provided. Notice of any such meeting need not be given to any member of a Committee, however, if waived by him in writing or by telegraph, cable, telex, facsimile transmitter, e-mail or other electronic transmission, whether before or after such meeting be held, or except as otherwise provided by law, if he shall attend such meeting in person, and, except as otherwise provided by law, any meeting of a Committee shall be a legal meeting without any notice thereof having been given if all of the members of the Committee shall be present thereat.

                  SECTION 7. Quorum and Manner of Acting. Unless otherwise provided by resolution of the Board of Directors, a number of Directors equal to one less than a majority of the number of Directors serving on any Committee, but not less than two Directors, shall constitute a quorum for the transaction of business and the act of a majority of those present at a meeting at which a quorum is present shall be the act of such Committee. The members of each Committee shall act only as a Committee and the individual members shall have no power as such.

                  SECTION 8.        [RESERVED]

                  SECTION 9. Fees. Each member of a Committee shall be paid such fee, if any, as shall be fixed by the Board of Directors, for each meeting of such Committee which he shall attend, and in addition such transportation and other expenses actually incurred by him in connection with his services as such member.

                                   ARTICLE V.

               OFFICERS, EMPLOYEES AND AGENTS: POWERS AND DUTIES.

                  SECTION 1. Officers. The elected officers of the Corporation shall be a Chairman and a President (each of whom shall be a director), a Chief Executive Officer, a Chief Operating Officer, such Executive Vice Presidents, such Senior Vice Presidents and other Vice Presidents as the Board may elect, a Controller, a Treasurer, and a Secretary. The Board of Directors or any Committee constituted pursuant to Article IV of these by-laws with power for the purpose may also appoint one or more Assistant Controllers, one or more Assistant Treasurers, one or more Assistant Secretaries, and such other officers and agents as, from time to time, may appear to be necessary or advisable in the conduct of the affairs of the Corporation. Any number of offices may be held by the same person, except that any person serving as Chairman or President shall not also serve as Secretary.

                  SECTION 2. Term of Office: Vacancies. All elected officers shall serve for a term of one year measured by the length of time between the organizational meeting of the Board of Directors following the annual meeting of shareholders at which the officer is elected and the organizational meeting in the succeeding year, unless the officer is elected after the organizational meeting, in which case the term of the officer shall also expire at the next organizational meeting of the Board of Directors. If such election shall not occur at the organizational meeting, such election shall occur as soon as practicable thereafter. Each officer shall hold office only until the expiration of his or her one-year term or until his or her earlier resignation or removal by the Board of Directors. If any vacancy occurs in any office, the Board of Directors, or, in the case of an appointive office, any Committee constituted pursuant to Article IV of these by-laws with power for that purpose, may elect or appoint a successor to fill such vacancy for the remainder of the one-year term.

                  SECTION 3. Removal of Elected Officers. Any elected officer may be removed at any time, either for or without cause, by affirmative vote of a majority of the whole Board of Directors, at any meeting called for the purpose.
                  SECTION 4. Chairman. The Chairman shall function under the general supervision of the Board of Directors and shall perform such duties and exercise such powers as from time to time may be assigned to him by the Board. During any period in which there is a vacancy in the office of the President, the Chairman shall, pending action by the Board, perform the duties and exercise the powers of the President. The Chairman shall preside, when present, at all meetings of the stockholders and of the Board of Directors and shall see to it that appropriate agendas are developed for such meetings.

                  SECTION 5. President. The President shall perform such duties and exercise such powers as from time to time may be assigned to him by the Board or the Chairman. At the request of the Chairman or in case of the Chairman's absence or inability to act, the President shall perform the duties of the Chairman and, when so acting, shall have the powers of, and shall be subject to the restrictions upon, the Chairman.

                  SECTION 6. Chief Executive Officer. The Chief Executive Officer shall be designated from time to time by a resolution adopted by the Board of Directors and shall be either the Chairman or the President. He shall have, subject to the direction and control of the Board, general and active supervision over the business and affairs of the Corporation and over its several officers. He shall perform all duties incident to his position and such other duties as may from time to time be assigned to him by the Board. He shall see that all orders of the Board shall be carried into effect. He may sign, execute and deliver all deeds, mortgages, contracts, stock certificates and other instruments in the name of the Corporation, except in cases where the signing, execution or delivery thereof shall be expressly delegated by the Board or by a duly authorized Committee of the Board or by these by-laws to some other officer or agent of the Corporation or where any of them shall be required by law otherwise to be signed, executed or delivered. He may cause the seal of the Corporation to be affixed to any documents the execution of which on behalf of the Corporation shall have been duly authorized. He shall have authority to cause the employment or appointment of such employees and agents of the Corporation as the proper conduct of operations may require, to fix their compensation, subject to the provisions of these by-laws, to remove or suspend any employee or agent under authority of an officer to him, to suspend for cause, pending final action by the authority which shall have elected or appointed him, any officer subordinate to him, and to have all the duties and exercise all the powers usually pertaining to the office held by the Chief Executive Officer of a Corporation, except as otherwise provided in these by-laws.

                  SECTION 7. Chief Operating Officer. A Chief Operating Officer may be designated from time to time by a resolution adopted by the Board of Directors, and shall be subject to the direction and control of the Board, and the Chief Executive Officer. He shall directly report to and assist the Chief Executive Officer in the general and active supervision over the business and affairs of the Corporation and over its several officers, and shall perform all duties incident to his position and such other duties as may from time to time be assigned to him by the Board, or the Chief Executive Officer.

                  SECTION 8. Vice Presidents. Under the direction of the Chief Executive Officer or the Chief Operating Officer, the Executive Vice Presidents, Senior Vice Presidents, and Vice Presidents of the Corporation shall perform all such duties and exercise all such powers as may be provided by these by-laws or as may from time to time be determined by the Board of Directors, any Committee constituted pursuant to Article IV of these by-laws with power for the purpose, the Chief Executive Officer, or the Chief Operating Officer.

                  SECTION 9. Controller. The Controller shall be the chief accounting officer of the Corporation and shall see that the accounts of the Corporation and its subsidiary corporations are maintained in accordance with generally accepted accounting principles; and all decisions affecting the accounts shall be subject to his approval or concurrence. He shall supervise the manner of keeping all vouchers for payments by the Corporation and its subsidiary corporations and all other documents relating to such payments, shall receive and consolidate all operating and financial statements of the Corporation, its various departments, divisions and subsidiary corporations; shall have supervision of the books of account of the Corporation and its subsidiary corporations, their arrangement and classification; shall supervise the accounting practices of the Corporation and its subsidiary corporations and shall have charge of all matters relating to taxation.

                  SECTION 10. Assistant Controllers. At the request of the Controller or in his absence or disability the Assistant Controller designated by him or (failing such request or designation) the Assistant Controller or other officer designated by the President shall perform all the duties of the Controller and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the Controller.

                  SECTION 11. Treasurer. The Treasurer shall be the fiscal officer of the Corporation. He shall have the care and custody of all moneys, funds and securities of the Corporation, and shall cause the same to be deposited in such bank or banks or depositories as from time to time may be designated, pursuant to Section 4 and Section 5 of Article VI of these by-laws; shall advise upon all terms of credit granted by the Corporation and its subsidiary corporations, respectively; shall be responsible for the collection of their accounts, and shall cause to be recorded, daily, a statement of all receipts and disbursements of the Corporation and its subsidiary corporations, in order that proper entries may be made in the books of account; and shall have power to give proper receipts or discharges for all payments to the Corporation. He shall also have power to sign any or all certificates of stock of the Corporation.

                  SECTION 12. Assistant Treasurers. At the request of the Treasurer or in his absence or disability the Assistant Treasurer designated by him or (failing such request or designation) the Assistant Treasurer or other officer designated by the President shall perform all the duties of the Treasurer and, when so acting, shall have the powers of, and be subject to all the restrictions upon, the Treasurer.

                  SECTION 13. Secretary. The Secretary shall attend to the giving of notice of all meetings of stockholders and of the Board of Directors and shall record all the proceedings of the meetings thereof in books to be kept for that purpose. He shall have charge of the corporate seal and have authority to attest any and all instruments or writings to which the same may be affixed. He shall be custodian of all books, documents, papers and records of the Corporation, except those for which some other officer or agent is properly accountable. He shall have authority to sign any or all certificates of stock of the Corporation, and, in general, shall have all the duties and powers usually appertaining to the office of secretary of a corporation.

                  SECTION 14. Assistant Secretaries. At the request of the Secretary or in his absence or disability the Assistant Secretary designated by him or (failing such request or designation) the Assistant Secretary or other officer designated by the President shall perform all the duties of the Secretary and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the Secretary.

                  SECTION 15. Additional Duties and Powers. In addition to the foregoing especially enumerated duties and powers, the several officers of the Corporation shall perform such other duties and exercise such further powers as may be provided in these by-laws or as may from time to time be determined by the Board of Directors, or any Committee constituted pursuant to Article IV of these by-laws with power for the purpose, or by any competent superior officer.

                  SECTION 16. Compensation. The compensation of all officers, except assistant officers, of the Corporation shall be fixed, from time to time by the Board of Directors, or any Committee constituted pursuant to Article IV of these by-laws with power for the purpose.

                  SECTION 17. Resignations. Any officer may resign at any time by giving written notice to the Board of Directors, the Chairman, the President, the Chief Executive Officer, the Chief Operating Officer, or the Secretary. Any such resignation shall take effect at the date of receipt of such notice or at any later time specified therein; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

                                   ARTICLE VI.

                 CONTRACTS, CHECKS, DRAFTS, BANK ACCOUNTS, ETC.

                  SECTION 1. Contracts, etc., How Executed. The Board of Directors, or any Committee constituted pursuant to Article IV of these by-laws with power for the purpose, except as in these by-laws otherwise provided, may authorize any officer or officers, agent or agents, of the Corporation to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances; and, unless so authorized by the Board of Directors or by such Committee or by these by-laws, no officer, agent, or employee shall have any power or authority to bind the Corporation by any contract or agreement or to pledge its credit or to render it liable pecuniarily for any purpose or to any amount.

                  SECTION 2. Loans. No loan shall be contracted on behalf of the Corporation, and no negotiable paper shall be issued in its name, unless authorized by the Board of Directors or by any Committee constituted pursuant to
Article IV of these by-laws with power for the purpose. When so authorized, the Chairman, President, Chief Executive Officer, Chief Operating Officer, or a Vice President or the Secretary or the Treasurer or the Assistant Treasurer of the Corporation may effect loans and advances at any time for the Corporation from any bank, trust company or other institution, or from any firm, corporation or individual and for such loans and advances may make, execute and deliver promissory notes or other evidences of indebtedness of the Corporation and, when authorized as aforesaid, as security for the payment of any and all loans, advances, indebtedness and liabilities of the Corporation, may mortgage, pledge, hypothecate or transfer any real or personal property at any time held by the Corporation and to that end execute instruments of mortgage or pledge or otherwise transfer such property. Such authority may be general or confined to specific instances.

                  SECTION 3. Checks, Drafts, etc. All checks, drafts or other orders for the payment of money, notes, or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers, employee or employees, of the Corporation as shall from time to time be determined by resolution of the Board of Directors or by any Committee constituted pursuant to Article IV of these by-laws with power for the purpose, or by any officer or officers authorized pursuant to Section 4 or Section 5 of this Article to designate depositaries or to open bank accounts.

                  SECTION 4. Deposits. All funds of the Corporation shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors or any Committee constituted pursuant to Article IV of these by-laws with power for the purpose may from time to time designate, or as may be designated by an officer or officers of the Corporation to whom such power may be delegated by the Board of Directors, or by such Committee, and for the purpose of such deposit, the President, the Chief Executive Officer, the Chief Operating Officer, or a Vice President, or the Treasurer, or an Assistant Treasurer, or the Secretary, or an Assistant Secretary, may endorse, assign and deliver checks, drafts and other orders for the payment of money which are payable to the order of the Corporation.

                  SECTION 5. General and Special Bank Accounts. The Board of Directors or any Committee constituted pursuant to Article IV of these by-laws with power for the purpose, or any officer or officers of the Corporation to whom such powers may be delegated by the Board of Directors, or by such Committee, may from time to time authorize the opening and keeping with such banks, trust companies or other depositaries as it, or they, may designate of general and special bank accounts, and may make such special rules and regulations with respect thereto, not inconsistent with the provisions of these by-laws, as it, or they, may deem expedient.

                  SECTION 6. Proxies. Except as otherwise in these by-laws or in the Restated Certificate of Incorporation of the Corporation provided, and unless otherwise provided by resolution of the Board of Directors, or of any Committee constituted pursuant to Article IV of these by-laws with power for the purpose, the Chairman or President or Chief Executive Officer may from time to time appoint an attorney or attorneys or agent or agents, of the Corporation, in the name and on behalf of the Corporation to cast the votes which the Corporation may be entitled to cast as a stockholder or otherwise in any other corporation any of whose stock or other securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other corporation, or to consent in writing to any action by such other corporation, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal, or otherwise, all such written proxies or other instruments as he may deem necessary or proper in the premises.

                  SECTION 7. Independent Public Accountants. The stockholders of the Corporation shall, at each annual meeting, appoint independent public accountants for the purpose of auditing and certifying the annual financial statements of the Corporation for its current fiscal year as sent to stockholders or otherwise published by the Corporation. If the stockholders shall fail to appoint such independent public accountants or if the independent public accountants so appointed by the stockholders shall decline to act or resign, or for some other reason be unable to perform their duties, the Board of Directors shall appoint other independent public accountants to perform the duties herein provided.

                                  ARTICLE VII.

                           SHARES AND THEIR TRANSFER.

                  SECTION 1. Shares. The shares of the Corporation shall be represented by certificates or, if so resolved by the Board of Directors in accordance with these by-laws, shall be uncertificated. Each registered holder of shares, upon request to the Corporation, shall be provided with a certificate of stock, representing the number of shares owned by such holder. Absent a specific request for such a certificate by the registered owner or transferee thereof, all shares shall be uncertificated upon the original issuance thereof by the Corporation or upon the surrender of the certificate representing such shares to the Corporation. Certificates for shares of the capital stock of the Corporation shall be in such form as shall be approved by the Board of Directors or by any Committee constituted pursuant to Article IV of these by-laws with power for the purpose. They shall be numbered, shall certify the number of shares held by the holder thereof and shall be signed by the Chairman, President, or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation, and the seal of the Corporation shall be affixed thereto. Where any such certificate is countersigned by a transfer agent, other than the Corporation or its employee, or by a registrar, other than the Corporation or its employee, any other signature and the seal of the Corporation on such certificate may be a facsimile, engraved, stamped or printed. In any case any such officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon any such certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such officer, transfer agent, or registrar were such officer, transfer agent or registrar at the date of its issue.

                  SECTION 2. Transfer of Stock. Transfers of shares of the capital stock of the Corporation shall be made only on the books of the Corporation by the holder thereof, or by his attorney thereunto authorized by a power of attorney duly executed and filed with the Secretary of the Corporation, or a transfer agent of the Corporation, if any, and on surrender of the certificate or certificates for such shares, properly endorsed, or upon receipt of proper transfer instructions from the owner of uncertificated shares, or upon the escheat of said shares under the laws of any state of the United States. A person in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof as regards the Corporation, provided that whenever any transfer of shares shall be made for collateral security, and not absolutely, such fact, if known to the Secretary or to said transfer agent, shall be so expressed in the entry of transfer.

                  SECTION 3. Addresses of Stockholders. Each stockholder shall designate to the Secretary of the Corporation an address at which notices of meetings and all other corporate notices may be served or mailed to him, and if any stockholder shall fail to designate such address, corporate notices may be served upon him by mail directed to him at his last known post office address as it appears on the records of the Corporation.

                  SECTION 4. Lost, Stolen, Destroyed and Mutilated Certificates. To deal with the eventuality of lost, stolen, destroyed and mutilated certificates of stock the Board of Directors or any Committee constituted pursuant to Article IV of these by-laws with power for the purpose may establish by appropriate resolutions such rules and regulations as they deem expedient concerning the issue to such holder of uncertificated shares or, if requested by such holder, a new certificate or certificates of stock, including, without limiting the generality of the foregoing, such rules and regulations as they may deem expedient with respect to the proof of loss, theft or destruction and the surrender of mutilated certificates and the requirements as to the giving of a bond or bonds to indemnify the Corporation against any claim which may be made against it on account of the alleged loss, theft or destruction of any such certificate. The holder of any stock of the Corporation shall immediately notify the Corporation and/or the appropriate transfer agent of such stock of any loss, theft, destruction or mutilation of the certificate therefor.

                  SECTION 5. Transfer Agent and Registrar: Regulations. The Corporation shall, if and whenever the Board of Directors or any Committee constituted pursuant to Article IV of these by-laws with power for the purpose shall so determine, maintain one or more transfer offices or agencies, each in charge of a transfer agent designated by the Board of Directors or by such Committee, where the shares of the capital stock of the Corporation shall be directly transferable, and also one or more registry offices, each in charge of a registrar designated by the Board of Directors or by such Committee, where such shares of stock shall be registered, and no certificate for shares of the capital stock of the Corporation, in respect of which a registrar and transfer agent shall have been designated, shall be valid unless countersigned by such transfer agent and registered by such registrar. A firm may act at the same time as both transfer agent and registrar of the Corporation. The Board of Directors or any such Committee may also make such additional rules and regulations as it may deem expedient concerning the issue, transfer and registration of uncertificated shares or certificates for shares of the capital stock of the Corporation.

                  SECTION 6. Fixing Record Date. (a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty nor less than ten days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

                  (b) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

                  SECTION 7. Examination of Books by Stockholders. The Board of Directors or any Committee constituted pursuant to Article IV of these by-laws with power for the purpose shall, subject to the laws of the State of Delaware, have power to determine, from time to time, whether and to what extent and under what conditions and regulations the accounts and books of the Corporation, or any of them, shall be open to the inspection of the stockholders; and no stockholder shall have any right to inspect any account, book or document of the Corporation, except as conferred by the laws of the State of Delaware, unless and until authorized so to do by resolution of the Board of Directors or any Committee constituted pursuant to Article IV of these by-laws with power for the purpose or of the stockholders of the Corporation.

                                  ARTICLE VIII.

                            DIVIDENDS, SURPLUS, ETC.

                  Subject to the provisions of the Restated Certificate of Incorporation and any restrictions imposed by statute, the Board of Directors may declare dividends from the surplus of the Corporation or from the net profits arising from its business, whenever, and in such amounts as, in its opinion, the condition of the affairs of the Corporation shall render advisable. If the date appointed for the payment of any dividend shall in any year fall on a legal holiday then the dividend payable on such date shall be payable on the next succeeding business day. The Board of Directors in its discretion may from time to time set aside from such surplus or net profits such sum or sums as it, in its absolute discretion, may think proper as a working capital or as a reserve fund to meet contingencies, or for the purpose of maintaining or increasing the property or business of the Corporation, or for any other purpose it may think conducive to the best interests of the Corporation. All such surplus or net profits, until actually declared in dividends, or used and applied as aforesaid, shall be deemed to have been so set aside by the Board for one or more of said purposes.

                                   ARTICLE IX.

                                      SEAL.

                  The corporate seal of the Corporation shall consist of a metallic stamp, circular in form, bearing in its center the figures and word "1929, Delaware", and at the outer edge the name of the Corporation.

                                   ARTICLE X.

                                  FISCAL YEAR.

                  The fiscal year of the Corporation shall begin on the first day of January in each year.

                                   ARTICLE XI.

                                   AMENDMENTS.

                  All by-laws of the Corporation shall be subject to alteration or repeal, and new by-laws not inconsistent with any provision of the Restated Certificate of Incorporation of the Corporation or any provision of law, may be made, by the Board of Directors at any regular or special meeting or by the stockholders of the Corporation in accordance with these by-laws. Notwithstanding anything else contained in these by-laws to the contrary, the affirmative vote of the holders of record of at least 66 2/3% of the combined voting power of all the outstanding stock of the Corporation entitled to vote in respect thereof, voting together as a single class, shall be required in order for the stockholders to adopt, alter, amend, rescind or repeal any by-laws of the Corporation.

                                           Exhibit C - Form of Stock Certificate

         Number                                                   Shares
B
CLASS B COMMON                                                    CLASS B COMMON
INCORPORATED UNDER THE LAWS                             OF THE STATE OF DELAWARE

                           CURTISS-WRIGHT CORPORATION
    This certificate is transferable in New York, NY and Ridgefield Park, NJ

                                                               CUSIP 231561 40 8
                                             See Reverse For Certain Definitions

        This Certifies that _____________________________ is the owner of


                           ------------------------------------

FULL-PAID AND NON-ASSESSABLE SHARES OF THE PAR VALUE OF $1.00 EACH OF THE CLASS B COMMON STOCK of Curtiss-Wright Corporation (hereinafter referred to as the "Corporation") transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the Certificate of Incorporation, as amended, of the Corporation (a copy of which certificate is on file with the Transfer Agent), to all of which the holder by acceptance hereof assents. This certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

     Witness the seal of the Corporation and the signatures of its duly authorized officers.

Dated:

----------------------------                ------------------------------------
               Secretary                    Chairman and Chief Executive Officer

                                            Countersigned and registered:
                                            MELLON INVESTOR SERVICES LLC
                                            Transfer Agent and Registrar,

                                            -----------------------------
                                            Authorized Signature.



                                    [REVERSE]

This certificate also evidences and entitles the holder hereof to certain rights as set forth in an Amended and Restated Rights Agreement between Curtiss-Wright Corporation and Mellon Investor Services LLC (f/k/a ChaseMellon Shareholder Services, L.L.C.), as Rights Agent, dated as of November 6, 2000, as amended and restated as of November [ ], 2001, and as further amended from time to time (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of Curtiss-Wright Corporation. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. Curtiss-Wright Corporation will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. Under certain circumstances, as set forth in the Rights Agreement, Rights owned by or transferred to any Person who becomes an Acquiring Person (as defined in the Rights Agreement) and certain transferees thereof will become null and void and will no longer be transferable.

         The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM--   as tenants in common   UNIF GIFT MIN ACT-- _______Custodian_________
                                                        (Cust)           (Minor)
TEN ENT --  as tenants by the entireties           under Uniform Gifts to Minors

JT TEN  --  as joint tenants with right of         Act _________
            survivorship and not as tenants             (State)
            in common

     Additional abbreviations may also be used though not in the above list.

                           CURTISS-WRIGHT CORPORATION
                           --------------------------

         CURTISS-WRIGHT CORPORATION WILL FURNISH WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS A STATEMENT OF THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK WHICH CURTISS-WRIGHT CORPORATION IS AUTHORIZED TO ISSUE AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS. ANY SUCH REQUEST IS TO BE ADDRESSED TO THE SECRETARY OF CURTISS-WRIGHT CORPORATION OR TO THE TRANSFER AGENT NAMED ON THE FACE OF THIS CERTIFICATE.

          For value  received,  ______________________  hereby sell,  assign and
transfer  unto  _________________   (Please  Insert  Social  Security  or  Other
Identifying Number of Assignee)

-----------------------------------------------------------------------------

-----------------------------------------------------------------------------

    Please Print or Typewrite Name and Address Including Postal Zip Code of
                                   Assignee.

-----------------------------------------------------------------------------

-----------------------------------------------------------------------------

___________________________________________________  Shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint ________________________________________________________________________
____________Attorney to transfer the said stock on the books of the within-named Corporation with the full power of substitution in the premises.
Dated, _________________________


                       NOTICE:The   signature(s)   to   this   assignment   must
                              correspond with the name(s) as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.


SIGNATURE(S)              GUARANTEED:
                          _________________________________________________  The
                          signature(s)  should  be  guaranteed  by  an  eligible
                          guarantor  institution (banks,  stockbrokers,  savings
                          and  loan   associations   and  credit   unions   with
                          membership   in  an   approved   signature   guarantee
                          medallion program), pursuant to S.E.C. Rule 17Ad-15.